UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2011

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

001-34960	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

INDEX TO EXHIBITS

News Release Dated March 10, 2011

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 10, 2011 General Motors Company (“GM”) issued a news release announcing that Christopher P. Liddell had resigned from his position as Vice Chairman and Chief Financial Officer of General Motors Company. Mr. Liddell’s resignation will be effective April 1, 2011. Mr. Liddell informed GM of his decision on March 7, 2010.

GM also announced that Daniel Ammann has been appointed Senior Vice President and Chief Financial Officer effective April 1, 2011. Mr. Ammann, 38, was named GM Vice President, Finance and Treasurer of General Motors Company in April 2010. Before joining GM, he was Managing Director and Head of Industrial Investment Banking for Morgan Stanley, a position he held since 2004. During his 11 years at Morgan Stanley, he was responsible for many significant assignments spanning a variety of technology, service, and manufacturing clients, including advising General Motors Corporation during its restructuring and sale of assets to GM. Mr. Ammann has no other reportable relationships with GM or its affiliates.

Mr. Ammann’s compensation in his new position has not yet been determined. GM will file a Current Report on Form 8-K to report his compensation arrangements when they have been agreed upon.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibits	Description	Method of Filing

Exhibit 99.1	News Release Dated	Attached as Exhibit
March 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: March 11, 2011	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer